Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 1, 2024 with respect to the financial statements of Thunder Bridge Capital Partners IV, Inc. (now known as CCG Administrative Services, Inc.) included in the Registration Statement on Form F-4 (333-279165), which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 27, 2025